Exhibit 4.3

                       FACE OF CORPORATE PIES CERTIFICATE

     "THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

NO. 1                                                      CUSIP NO. 065412 30 6
NUMBER OF CORPORATE PIES 2,000,000

                                BANK UNITED CORP.
                                 CORPORATE PIES

     This Corporate PIES Certificate certifies that Cede & Co. is the registered Holder of the number of Corporate PIES set forth above. Each Corporate PIES consists of (i) the beneficial ownership by the Holder of one share of Series B Preferred Stock (the "Preferred Stock") of Bank United Corp., a Delaware corporation (the "Company"), having a liquidation preference of $50, subject to the Pledge of such Preferred Stock by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

     Pursuant to the Pledge Agreement, the Preferred Stock constituting part of each Corporate PIES evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Corporate PIES.

     The Pledge Agreement provides that all payments of the liquidation preference with respect to any of the Pledged Preferred Stock or cash dividends on any Pledged Preferred Stock (as defined in the Pledge Agreement) constituting part of the Corporate PIES received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) cash dividends with respect to Pledged Preferred Stock and (B) any payments of the liquidation preference with respect to any Preferred Stock or security entitlements thereto that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 12:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and
(ii) in the case of Proceeds from the Remarketing with respect to any of the Pledged Preferred Stock or security entitlements thereto, to the Company on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate PIES of which such Pledged Preferred Stock is a part under the Purchase Contracts forming a part of such Corporate PIES. Dividends on any Preferred Stock forming part of a Corporate PIES evidenced hereby, which is payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing November 16, 1999 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Securities Intermediary, be paid to the Person in whose name this Corporate PIES Certificate (or a Predecessor Corporate PIES Certificate) is registered at the close of business on the Record Date for such Payment Date.

     Each Purchase Contract evidenced hereby obligates the Holder of this Corporate PIES Certificate to purchase, and the Company to sell, on August 16, 2002 (the "Purchase Contract Settlement Date"), at a price equal to $50 in cash (the "Stated Amount"), a number of Common Shares, par value $0.01 ("Common Stock"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Corporate PIES of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by separate cash or by application of payment received, pursuant to the Remarketing, in respect of the liquidation preference with respect to any Pledged Preferred Stock pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate PIES of which such Purchase Contract is a part.

     The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Corporate PIES evidenced hereby an amount (the "Contract Adjustment Payments") equal to (a) if a Reset Transaction has not occurred, 0.75% per annum of the Stated Amount or (b) following the occurrence of a Reset Transaction, the Adjusted Contract Adjustment Payment Rate related to such Reset Transaction until any such succeeding Reset Transaction shall occur (computed on the basis of (i) for any full quarterly period, a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, a 30-day month and for periods less than a month, the actual number of days elapsed per 30-day period). Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate PIES Certificate (or a Predecessor Corporate PIES Certificate) is registered at the close of business on the Record Date for such Payment Date.

     Dividends on the Preferred Stock and Contract Adjustment Payments will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Corporate PIES Register.

     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Corporate PIES Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                       BANK UNITED CORP.


                                       By:  /s/ Barry C. Burkholder
                                           ----------------------------
                                            Name: Barry C. Burkholder
                                            Title:President and CEO


                                       By: /s/ Randolph C. Henson
                                           --------------------------
                                            Name: Randolph C. Henson
                                            Title:Corporate Secretary



                                       HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                                       By: THE FIRST NATIONAL BANK OF CHICAGO
                                           not individually but solely as
                                           Attorney-in-Fact of such Holder


                                       By: /s/ Diane Swanson
                                           ---------------------
                                           Name: Diane Swanson
                                           Title:Assistant Vice President

Dated:  August 10, 1999

                      AGENT'S CERTIFICATE OF AUTHENTICATION

     This is one of the Corporate PIES Certificates referred to in the within mentioned Purchase Contract Agreement.


                                       By: THE FIRST NATIONAL BANK OF CHICAGO
                                           as Purchase Contract Agent


                                       By: /s/ Diane Swanson
                                       -------------------------------------
                                                  Authorized Officer

                 (FORM OF REVERSE OF CORPORATE PIES CERTIFICATE)


     Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of August 10, 1999 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The First National Bank of Chicago, as Purchase Contract Agent (including its successors hereunder, the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Corporate PIES Certificates are, and are to be, executed and delivered.

     Each Purchase Contract evidenced hereby obligates the Holder of this Corporate PIES Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part or an Early Settlement shall have occurred. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $44.9250 (the "Threshold Appreciation Price"), 1.11297 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $37.4375 the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and
(c) if the Applicable Market Amount is less than or equal to $37.4375, 1.33556 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

     Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Corporate PIES to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

     The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. The "Closing Price" of the Common Stock on any date of determination means (i) the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on the Nasdaq National Market on such date, (ii) if the Common Stock is not listed for trading on the Nasdaq National Market on any such date, the closing sale price as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, (iii) if the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or (iv) if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate PIES Certificate may pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement or a remarketing of the related Pledged Preferred Stock. A Holder of Corporate PIES who does not effect, on or prior to 11:00 a.m. New York City time on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, an effective Cash Settlement or an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the proceeds of the sale of the related Pledged Preferred Stock held by the Collateral Agent. Such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement on the third Business Day prior to the Purchase Contract Settlement Date. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Preferred Stock related to this Corporate PIES certificate, any accrued and unpaid dividends on such Pledged Preferred Stock will become payable by the Company to the holder of this Corporate PIES Certificate in the manner provided for in the Purchase Contract Agreement.

     The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

     Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Corporate PIES Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Preferred Stock forming a part of each Corporate PIES from the Pledge. A Corporate PIES shall thereafter represent the right to receive the Preferred Stock forming a part of such Corporate PIES in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

     Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Preferred Stock. Upon receipt of notice of any meeting at which holders of Preferred Stock are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Preferred Stock, the Agent shall, as soon as practicable thereafter, mail to the Corporate PIES Holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Corporate PIES Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Preferred Stock entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Preferred Stock constituting a part of such Holder's Corporate PIES and (c) stating the manner in which such instructions may be given. Upon the written request of the Corporate PIES Holders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate liquidation preference of Preferred Stock as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Corporate PIES, the Agent shall abstain from voting the Preferred Stock evidenced by such Corporate PIES.

     The Corporate PIES Certificates are issuable only in registered form and only in denominations of a single Corporate PIES and any integral multiple thereof. The transfer of any Corporate PIES Certificate will be registered and Corporate PIES Certificates may be exchanged as provided in the Purchase Contract Agreement. The Corporate PIES Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A holder who elects to substitute a Treasury Security for Preferred Stock thereby creating Treasury PIES, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate PIES remains in effect, such Corporate PIES shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate PIES in respect of the Preferred Stock and Purchase Contract constituting such Corporate PIES may be transferred and exchanged only as a Corporate PIES. The holder of a Corporate PIES may substitute for the Pledged Preferred Stock securing its obligation under the related Purchase Contract Treasury Securities in an aggregate principal amount equal to the aggregate liquidation preference of the Pledged Preferred Stock in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Security for which such Pledged Treasury Securities secures the holder's obligation under the Purchase Contract shall be referred to as a "Treasury PIES." A Holder may make such Collateral Substitution only in integral multiples of 20 Corporate PIES for 20 Treasury PIES. Such Collateral Substitution may cause the equivalent aggregate amount of this Certificate to be increased or decreased; provided, however, this Corporate PIES Certificate shall not represent more than 2,000,000 Corporate PIES. All such adjustments to the equivalent amount of this Corporate PIES Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

     A Holder of Treasury PIES may recreate Corporate PIES by delivering to the Securities Intermediary Preferred Stock with an aggregate liquidation preference equal to the aggregate principal amount of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

     The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Corporate PIES Certificate evidencing such Purchase Contract is registered at the close of business on the Record

Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Corporate PIES Register.

     The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Corporate PIES Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Preferred Stock from the Pledge in accordance with the provisions of the Pledge Agreement.

     Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities may be settled early (an "Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Corporate PIES Certificate, the Holder of this Corporate PIES Certificate shall deliver this Corporate PIES Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Preferred Stock underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate PIES as to which Early Settlement is effected equal to the Early Settlement Rate. The Early Settlement Rate shall initially be equal to 1.11297 shares of Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

     Upon registration of transfer of this Corporate PIES Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate PIES Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

     The Holder of this Corporate PIES Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Corporate PIES evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform his obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Shares underlying this Corporate PIES Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, Proceeds from the Remarketing with respect to any of the Pledged Preferred Stock or security entitlements thereto in respect of the aggregate liquidation preference of the Pledged Preferred Stock on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

     Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

     The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Corporate PIES Certificate is registered as the owner of the Corporate PIES evidenced hereby for the purpose of receiving payments of dividends payable quarterly on the Preferred Stock receiving payments of Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

        The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

        A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                                  as tenants in common


UNIF GIFT MIN ACT -                        ---------------Custodian-------------
                                           (cust)                        (minor)

                                           Under Uniform Gifts to Minors Act
                                           of __________________________________


TEN ENT -                                  as tenants by the entireties

JT TEN -                                   as joint tenants with right of
                                           survivorship and not as Tenants
                                           in common

Additional abbreviations may also be used though not in the above list.
                       -------------------------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
            (Please insert Social Security or Taxpayer I.D. or other
                         Identifying Number of Assignee)
_______________________________________________________________________________
_______________________________________________________________________________
(Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Corporate PIES Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Corporate PIES Certificates on the books of Bank United Corp. with full power of substitution in the premises.

Dated: ___________________       ______________________________________________
                                 Signature

                                NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate PIES Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: ___________________________________

                             SETTLEMENT INSTRUCTIONS

     The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate PIES evidenced by this Corporate PIES Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated: _______________________            _____________________________________
                                          Signature
                                          Signature Guarantee: _________________
                                          (if assigned to another person)

If shares are to be registered in the
name of and delivered to a Person other
than the Holder, please (i) print         REGISTERED HOLDER
such Person's name and address and
(ii) provide a guarantee of your
signature:


                                          Please print name and
                                          address of Registered Holder:


_____________________________________    _____________________________________
              Name                                         Name

_____________________________________     _____________________________________
             Address                                      Address

_____________________________________     _____________________________________

_____________________________________     _____________________________________

_____________________________________     _____________________________________


Social Security or other
Taxpayer Identification                   _____________________________________
Number, if any

                            ELECTION TO SETTLE EARLY

     The undersigned Holder of this Corporate PIES Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate PIES evidenced by this Corporate PIES Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate PIES Certificate representing any Corporate PIES evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Shares deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated: ______________________           _____________________________________
                                                       Signature

Signature Guarantee: _____________________________________

        Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:



If shares of Common Stock or Corporate PIES Certificates   REGISTERED HOLDER
are to be registered in the name of and delivered to, and Pledged Preferred Stock are to be transferred to, a Person other than the Holder, please print such Person's name and address:

                                          Please print name and address of
                                          Registered Holder:


_____________________________________    _____________________________________
              Name                                         Name

_____________________________________     _____________________________________
             Address                                      Address

_____________________________________     _____________________________________

_____________________________________     _____________________________________

_____________________________________     _____________________________________



Social Security or other
Taxpayer Identification
Number, if any                            _____________________________________

Transfer Instructions for Pledged Preferred Stock Transferable Upon Early Settlement or a Termination Event:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:



 Date   Amount of decrease Amount of increase  Number of PIES     Signature of
        in Number of PIES  in Number of PIES   evidenced by this  authorized
        evidenced by the   evidenced by the    Global Certificate officer of
        Global Certificate Global Certificate  following such     Trustee or
                                               decrease or        Securities
                                                 increase         Custodian

------- ------------------ ------------------- ------------------ -------------